UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): June 2, 2015

Torchlight Energy Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36247	74-3237581
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5700 W. Plano Parkway, Suite 3600
Plano, Texas 75093

(Address of principal executive offices)

Telephone – (214) 432-8002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On June 2, 2015, we entered into a Securities Purchase Agreement with certain accredited investors to sell an aggregate of $9,800,000 in shares of Series A Convertible Preferred Stock.  Under the Securities Purchase Agreement, we will sell a total of 98,000 shares of the Series A Convertible Preferred Stock at a purchase price of $100 per share, with closing subject to certain terms and conditions.  The designations, preferences, limitations, restrictions and relative rights of the Series A Convertible Preferred Stock are as follows: (i) a stated value of $100 per share; (ii) mandatory conversion one year after issuance (provided no insolvency event has occurred and subject to the restriction described in the following clause “(iv)”), with each holder having the right to convert at its election any time before that; (iii) a conversion price of $1.15 per shares of common stock; (iv) until stockholder approval is obtained, holders may not convert (and there shall not be any mandatory conversion) if such conversion will result in such holder beneficially owning in excess of 19.9% of our common stock; (v) a dividend in an annual amount equal to 12% on the outstanding stated value of each share payable in common stock or cash at the holder’s election; (vi) each holder shall be entitled to the number of votes equal to the number of shares of common stock into which such shares of Series A Convertible Preferred Stock could be converted; (vii) in the event of any voluntary or involuntary liquidation, dissolution or winding up, the holders will be entitled to be paid out of the assets available for distribution to our stockholders, before any payment is be made to the holders of common stock; and (viii) the holders will have the right to participate in up to 100%, in the aggregate, on a pro-rata basis, of any subsequent private placement offerings by us of our equity securities, on identical terms and conditions as set forth in such subsequent offering for so long as the holder owns the Series A Convertible Preferred Stock.  We will file a certificate of designation for the Series A Convertible Preferred Stock with the Secretary of State of Nevada prior to closing.  The investors will be provided 20% warrant coverage, which warrants will have a five-year term and an exercise price of $1.40 per share of common stock.  The warrants will also provide that, until stockholder approval is obtained, holders may not exercise if such exercise will result in such holder beneficially owning in excess of 19.9% of our common stock.

At closing of the Securities Purchase Agreement, proceeds from the offering will be used to pay off, in full, the holders of the 12% Series A Secured Convertible Promissory Notes (the “Senior Notes”), subject to the release of all liens and security interests.  Further, we intend to bring current our payment obligations with the 12% Series B Convertible Unsecured Promissory Notes.  The remaining proceeds from the offering will be used for working capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torchlight Energy Resources, Inc.

Date: June 5, 2015	By: /s/ John Brda
John Brda
President and Chief Executive Officer